SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 26, 2009

Stamford Industrial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25781	41-1844584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 21st Floor, Stamford Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 428-2200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 26, 2009, the Company entered into amendments (each, an “Amendment”) to the Company’s employment agreements with each of Jonathan LaBarre, Chief Financial Officer, and Albert Weggeman, President and Chief Executive Officer (each, an “Officer”), dated December 1, 2006 and September 22, 2006, respectively (the “Employment Agreements”). Each Amendment (i) provides that the term of the agreement is amended so that it shall continue subject to termination without cause at any time by the Company or the Officer or until otherwise terminated pursuant to the terms of the Employment Agreement, and (ii) provides for a lump sum severance payment in the event of termination without cause by the Company equal to base compensation and health insurance coverage, with respect to Mr. Weggeman of nine months and with respect to Mr. LaBarre of six months, subject to, among other things, their respective compliance with certain non-compete and other covenants contained in the Employment Agreements.

Except as otherwise provided in the Amendments, the Employment Agreements will continue in accordance with their terms.

The foregoing descriptions of the Amendments to the Employment Agreements are not intended to be complete and are qualified by the complete text of such Amendments, which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

10.1	Letter Agreement dated August 26, 2009 amending the Employment Agreement by and between Stamford Industrial Group, Inc. and Albert Weggeman, dated as of September 22, 2006.

10.2	Letter Agreement dated August 26, 2009 amending the Employment Agreement by and between Stamford Industrial Group, Inc. and Jonathan LaBarre, dated as of December 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2009

STAMFORD INDUSTRIAL GROUP, INC.

By: /s/ Jonathan LaBarre Jonathan LaBarre, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Number	Exhibit
10.1	Letter Agreement dated August 26, 2009 amending the Employment Agreement by and between Stamford Industrial Group, Inc. and Albert Weggeman, dated as of September 22, 2006.
10.2	Letter Agreement dated August 26, 2009 amending the Employment Agreement by and between Stamford Industrial Group, Inc. and Jonathan LaBarre, dated as of December 1, 2006.